Exhibit 2.2

2003 Combined Company Pro Forma

(see notes below)	Quarter 1			Quarter 2			Quarter 3			Quarter 4			Full Year
	SFNT (1)	RNBO (2)	Combined	SFNT (1)	RNBO (2)	Combined	SFNT (1)	RNBO (2)	Combined	SFNT (1)	RNBO (2)	Combined	SFNT (1)	RNBO (2)	Combined
Revenues
Licenses and royalties	$1,978	$—	$1,978	$2,593	$—	$2,593	$3,131	$—	$3,131	$8,762	$—	$8,762	$16,464	$—	$16,464
Products	10,014	33,869	43,883	10,994	33,304	44,298	11,071	35,441	46,512	6,718	39,214	45,932	38,797	141,828	180,625
Service and maintenance	1,571	—	1,571	2,924	—	2,924	3,183	—	3,183	3,255	—	3,255	10,933	—	10,933

Total revenue	13,563	33,869	47,432	16,511	33,304	49,815	17,385	35,441	52,826	18,735	39,214	57,949	66,194	141,828	208,022
Cost of revenues
Licenses and royalties	108	—	108	16	—	16	79	—	79	609	—	609	812	—	812
Products	2,940	20,577	23,517	3,599	19,782	23,381	3,553	20,833	24,386	2,027	18,193	20,220	12,119	79,385	91,504
Service and maintenance	320	—	320	466	—	466	320	—	320	161	—	161	1,267	—	1,267

Total cost of revenues	3,368	20,577	23,945	4,081	19,782	23,863	3,952	20,833	24,785	2,797	18,193	20,990	14,198	79,385	93,583

Gross profit	10,195	13,292	23,487	12,430	13,522	25,952	13,433	14,608	28,041	15,938	21,021	36,959	51,996	62,443	114,439
Gross margin	75%	39%	50%	75%	41%	52%	77%	41%	53%	85%	54%	64%	79%	44%	55%
Operating expenses
Research and development expenses	3,256	1,735	4,991	4,149	2,206	6,355	3,777	2,015	5,792	3,482	2,823	6,305	14,664	8,779	23,443
Sales and marketing expenses	3,066	3,819	6,885	3,813	3,897	7,710	3,956	4,467	8,423	4,094	5,822	9,916	14,929	18,005	32,934
General and administrative expenses	1,697	3,899	5,596	1,427	4,267	5,694	1,729	4,276	6,005	1,863	4,999	6,862	6,716	17,442	24,158
Other		—	—		—	—		—	—		—	—			—

Total operating expenses	8,019	9,453	17,472	9,389	10,369	19,758	9,462	10,759	20,221	9,439	13,645	23,084	36,309	44,226	80,535

Operating (loss) income	2,176	3,839	6,015	3,041	3,152	6,193	3,971	3,849	7,820	6,499	7,377	13,876	15,687	18,216	33,903
Interest and other income, net	89	(244)	(155)	154	(235)	(81)	207	(808)	(601)	357	(798)	(441)	807	(2,085)	(1,278)

(Loss) income from continuing ops before taxes	2,265	3,595	5,860	3,195	2,917	6,112	4,178	3,041	7,219	6,856	6,578	13,434	16,494	16,132	32,626
Income tax provision (@33%)	747	1,186	1,934	1,054	963	2,017	1,379	1,003	2,382	2,262	2,171	4,433	5,443	5,323	10,766

(Loss) income from continuing operations	$1,518	$2,409	$3,926	$2,141	$1,955	$4,095	$2,799	$2,037	$4,836	$4,594	$4,407	$9,001	$11,051	$10,808	$21,859

	11%	7%	8%	13%	6%	8%	16%	6%	9%	25%	11%	16%	17%	8%	11%
Proforma to GAAP Reconciliation
Write-off of acquired in-process R&D	$7,900	$—	$7,900	$1,781		$1,781	$—		$—	$—		$—	$9,681	$—	$9,681
Amortization of acquired intangibles	1,843	—	1,843	2,086		2,086	1,650		1,650	1,783	553	2,336	7,362	553	7,915
Income tax benefit (expense)	(106)	(647)	(753)	(658)	(983)	(1,641)	(810)	(370)	(1,180)	(2,264)	(1,324)	(3,588)	(3,838)	(3,325)	(7,163)
Litigation settlement — R	—	—	—	—	3,632	3,632	—		—	—		—	—	3,632	3,632
Restructuring — R	—	—	—	—		—	—	(142)	(142)		4	4	—	(138)	(138)
Integration/acquisition costs — R	—	—	—	—		—	—		—		2,258	2,258	—	2,258	2,258
Integration costs — S	1,615	—	1,615	1,374		1,374	138		138	807		807	3,934	—	3,934

Proforma effect on net income (loss)	$11,252	$(647)	$10,605	$4,583	$2,649	$7,232	$978	$(512)	$466	$326	$1,491	$1,817	$17,139	$2,980	$20,119

Proforma effect per share	$1.17	$(0.06)	$0.53	$0.42	$0.26	$0.35	$0.07	$(0.05)	$0.02	$0.02	$0.14	$0.07	$1.43	$0.29	$0.90
Gaap income (loss)	$(9,735)	$3,056	$(6,679)	$(2,442)	$(694)	$(3,137)	$1,821	$2,549	$4,370	$4,268	$2,916	$7,184	$(6,088)	$7,828	$1,740
Gaap EPS (on diluted shares)	$(1.01)	$0.29	$(0.33)	$(0.22)	$(0.07)	$(0.15)	$0.13	$0.24	$0.18	$0.31	$0.27	$0.29	$(0.51)	$0.75	$0.08
Earnings per Share (Pro Forma)
Basic	$0.17	$0.24	$0.21	$0.21	$0.19	$0.20	$0.22	$0.20	$0.21	$0.35	$0.44	$0.38	$0.97	$1.08	$1.02
Diluted	$0.16	$0.23	$0.20	$0.20	$0.19	$0.20	$0.21	$0.20	$0.20	$0.33	$0.41	$0.36	$0.92	$1.04	$0.98
# of shares
Basic	9,083	9,896	18,979	10,232	10,034	20,266	12,769	10,026	22,795	13,281	10,129	23,410	11,350	10,022	21,372
Diluted	9,629	10,373	20,002	10,867	10,034	20,901	13,546	10,423	23,969	13,987	10,737	24,724	12,016	10,392	22,408

(1)	SFNT numbers have been adjusted to reflect the following
–	Excludes acquisition related expenses and assumes a 33% effective tax rate.
–	Reflects adjusted quarterly data from Item 6 of SafeNet’s 2003 Form 10-K, filed on March 10, 2004.

(2)	RNBO numbers have been adjusted to reflect the following
–	Excludes the effects of $3.6M litigation settlement, merger related expenses, and assumes a 33% effective tax rate.
–	# of shares based on transaction exchange ratio of .374x.